Exhibit m.4

                           Class C Distribution Plan



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                                 Class C Shares
                          RULE 12b-1 DISTRIBUTION PLAN
                          ----------------------------


  This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan") has been adopted by the Class C shareholders of Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc. (the "Fund"), a Maryland corporation, on May 16, 2000, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

                                 W H E R E A S:

  The Fund is an open-end management investment company and is registered as such under the Act. The Fund has a multi-class distribution system that allows the Fund to offer investors the option of purchasing shares of separate share classes. This Plan governs only the Class C Shares of the Fund. The Fund may, from time to time, distribute shares of each class of the Fund through a contractual arrangement (the "Distribution Agreement") with a principal distributor for such class of shares duly qualified to act on behalf of the Fund in such capacity (any such principal distributor, the "Principal Distributor"), it being understood that the Fund may change the Principal Distributor for any class of shares from time to time. The Board of Directors, including a majority of the Qualified Directors (as defined in paragraph 4 herein), has determined to adopt the Plan. In voting to approve the Plan, the Directors have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duty, that there is a reasonable likelihood that this Plan will benefit the Class C Shares of the Fund with respect to which this Plan will be effective and its shareholders.

  NOW, THEREFORE, in consideration of the foregoing, the Fund hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

  1. The Trust shall pay to each Principal Distributor of Class C Shares a distribution fee at the rate of three quarters of one percent (0.75%) per annum of the average daily net asset value of such Class of Shares (the "Distribution Fee") and a service fee at a rate of one quarter of one percent (0.25%) of the average daily net asset value of such Class of Shares of the Trust. The fee is paid to financial services firms including National Association of Securities Dealers, Inc. ("NASD") member firms for continuous personal service by such firms to investors in such Class C Shares.


  2. The amounts set forth in paragraph 1 of this Plan shall be paid for the Principal Distributor's services and expenses as distributor of the Class C Shares of the Fund and may be spent by the Principal Distributor, in its discretion, on, among other things, compensation to and expenses (including overhead and telephone expenses) of account executives or other employees of the Principal Distributor or of other broker-dealers who engage in or support distribution of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation, printing and distribution of sales literature; and allowances to other broker-dealers.

  3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class C Shares of the Fund.

  4. This Plan shall become effective with respect to the Class C Shares upon approval, together with any related agreements, by a majority vote of both (i) the Board of Directors and (ii) those Directors who are not "interested persons" of the Fund (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

  5. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4 herein.

  6. In each year that this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall prepare and furnish to the Board and the Board shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under this Plan and purposes for which such expenditures were made.

  7. This Plan may be terminated at any time with respect to the Class C Shares by a majority vote of the Qualified Directors or by vote of a majority of the outstanding voting securities of Class C Shares.

  8. This Plan may not be amended in order to increase materially the amount of distribution expenses provided for in paragraph 1 herein unless such amendment is approved by a majority (as defined in the Act) of the outstanding voting securities of Class C Shares and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 4 herein.

  9. While this Plan shall be in effect, the selection and nomination of Directors who are not interested persons of the Fund (as defined in the Act) shall be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

  The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 herein, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

  The Articles of Incorporation of the Fund, as amended, are on file with the Department of Assessments and Taxation.

                                 Class C Shares
                          RULE 12b-1 DISTRIBUTION PLAN
                          ----------------------------


  This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan") has been adopted by the Class C shareholders of Phoenix-Goodwin Multi-Sector Short Term Bond Fund (the "Trust"), a Massachusetts business trust, on May 16, 2000, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").


                                 W H E R E A S:

  The Trust is an open-end management investment company and is registered as such under the Act. The Trust at present has one series which is currently being offered, and the Board of Trustees may establish and offer additional series in the future. The series has a multi-class distribution system that allows the series to offer investors the option of purchasing shares of separate share classes. This Plan governs only the Class C Shares of the series of the Trust. The Trust may, from time to time, distribute shares of any class of any series through a contractual arrangement (the "Distribution Agreement") with a principal distributor for such class of shares of such series duly qualified to act on behalf of the Trust in such capacity (any such principal distributor, the "Principal Distributor"), it being understood that the Trust may change the Principal Distributor for any class of shares of any series from time to time. The Board of Trustees, including a majority of the Qualified Trustees (as defined in paragraph 4 herein), has determined to adopt the Plan. In voting to approve the Plan, the Trustees have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duty, that there is a reasonable likelihood that this Plan will benefit the Class C Shares of the respective series of the Trust with respect to which this Plan will be effective and its shareholders.

  NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

  1. The Trust shall pay to each Principal Distributor of Class C Shares a distribution fee at the rate of one quarter of one percent (0.25%) per annum of the average daily net asset value of such Class of Shares (the "Distribution Fee") and a service fee at a rate of one quarter of one percent (0.25%) of the average daily net asset value of such Class of Shares of the Fund. The fee is paid to financial services firms including National Association of Securities Dealers, Inc. ("NASD") member firms for continuous personal service by such firms to investors in such Class C Shares.

  2. The amounts set forth in paragraph 1 of this Plan shall be paid for the Principal Distributor's services and expenses as distributor of the Class C Shares of the Trust and may be spent by the Principal Distributor, in its discretion, on, among other things, compensation to and expenses (including overhead and telephone expenses) of account executives or other employees of the Principal Distributor or of other broker-dealers who engage in or support distribution of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation, printing and distribution of sales literature; and allowances to other broker-dealers

  3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class C Shares of the Series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class C Shares of any series if a majority of the outstanding voting securities of Class C Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by a majority of the outstanding voting securities of Class C Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class C Shares of the Trust.

  4. This Plan shall become effective with respect to the Class C Shares of a series upon approval, together with any related agreements, by a majority vote of both (i) the Board of Trustees and (ii) those Trustees who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

  5. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4 herein.

  6. In each year that this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall prepare and furnish to the Board and the Board shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under this Plan and purposes for which such expenditures were made.

  7. This Plan may be terminated at any time with respect to the Class C Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class C Shares of that series. This Plan may remain in effect with respect to the Class C Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.

  8. This Plan may not be amended in order to increase materially the amount of distribution expenses provided for in paragraph 1 herein unless such amendment is approved by a majority (as defined in the Act) of the outstanding voting securities of Class C Shares and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 4 herein.

  9. While this Plan shall be in effect, the selection and nomination of Trustees who are not interested persons of the Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

  The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 herein, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

  The Declaration of Trust of the Trust, as amended from time to time, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this Plan is adopted on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Plan are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.